Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contact: Robert Caller

(702) 584-7600

rcaller@ballytech.com

BALLY TECHNOLOGIES UPDATES

STATUS OF FINANCIAL REPORTING

AND OVERALL BUSINESS CONDITIONS

LAS VEGAS, April 28, 2006 – Bally Technologies, Inc. (NYSE: BYI) announced today that it has determined that it may be necessary to make additional adjustments to the Company’s previously reported results, related primarily to the timing of revenue recognition. If adjustments are required, the Company believes that they will affect the Company’s 2003 through 2005 fiscal years’ results, but not the results of fiscal year 2006. The adjustments would generally shift revenue from earlier periods to more current periods. The Company, with the assistance of its outside consultants, will complete a review of the transactions giving rise to the possible adjustments and assess the impact of the adjustments prior to filing with the Securities and Exchange Commission its delayed Form 10-Q’s for the current fiscal year and expects the filing of its Form 10-Q for the quarter ended March 31, 2006 will also be delayed.

The Company has seen significant success with its new products introduced in fiscal year 2006. This success will result in additional non-cash inventory obsolescence charges for certain products, as well as acceleration of depreciation for the base of legacy daily fee games. Accordingly, the Company is unable to provide guidance at this time of its expected 2006 results. After considering these potential adjustments, the Company expects to remain in compliance with its debt covenants.

“Our need to focus on these accounting matters is disappointing as the condition of our underlying business continues to improve,” said Richard Haddrill, Chief Executive Officer. “However, we are committed to taking the important steps necessary to ensure the accuracy of our financial reporting, and will update investors as to the expected timing at a later date.”

Improvements in the business are highlighted by the following:

•                  Initial performance of new products such as the S9000 five-reel mechanical slot and the CineVision™ wide-screen video slot have been strong;

•                  Expansion into the Mexico market, with more than 1,200 participation units installed;

•                  The systems business is having a very strong second half of fiscal 2006, with a number of key contract wins and go-lives;

•                  The Hot Shot Progressive™ game launch is the most successful Gaming Operations product launch in the Company’s history, with more than 200 units installed and another 1,200 in backlog;

•                  The Company expects to produce and ship a record level of more than 9,000 machines in the June quarter, with a substantial number to be deployed as daily fee games.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates and distributes advanced gaming devices, systems and technology solutions worldwide. Bally’s product line includes reel-spinning slot machines, video slots, wide-area progressives and Class II, lottery and central determination games and platforms. As the world’s No. 1 gaming systems company, Bally also offers an array of casino management, slot accounting, bonusing, cashless and table management solutions. The Company also owns and operates Rainbow Casino in Vicksburg, Miss. Additional information on the Company can be found at www.BallyTech.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby. Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. Future operating results may be adversely affected as a result of a number of risks that are detailed from time to time in the company’s filings with the Securities and Exchange Commission.

— BALLY TECHNOLOGIES, INC.—